UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2015

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 17, 2015, Triple-S Management Corporation (the "Corporation") issued a press release announcing the commencement of a $25.0 million common stock repurchase program. The repurchase program will be conducted, using available cash, through open-market purchases of Class B shares, in accordance with Rule 10b-18 and 10b5-1 of the Securities Exchange Act of 1934, as amended. The timing and extent of any purchases under the program will depend on market conditions, and the trading price of the shares, among other considerations. The repurchase program may be suspended, modified or terminated by the Corporation at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press release of Triple-S Management Corporation, dated November 17, 2015, announcing the $25.0 million Class B share repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

November 17, 2015	By:	/s/ Ramón M. Ruiz Comas

Name: Ramón M. Ruiz Comas
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Triple-S Management Corporation, dated November 17, 2015, announcing the $25.0 million Class B share repurchase program.